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                       SECURITIES AND EXCHANGE COMMISSION
                                  ------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

                         AMERICAN IR TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                                                 88-0440-536
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                3080 W. Post Road
                             Las Vegas, Nevada 89118
                    (Address of Principal Executive Offices)

                         2001 STOCK AWARD PLAN (AMENDED)
                            (Full Title of the Plan)

                            Ronald A. Ryan, President
                         American IR Technologies, Inc.
                               3080 West Post Road
                             Las Vegas, Nevada 89118
                                 (702) 368-4571
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

 If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                       1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title Of            Proposed         Proposed          Amount of
Securities          Maximum          Maximum           Aggregate    Amount Of
To Be               Amount To Be     Offering Price    Offering     Registration
Registered          Registered       Per Share         Price        Fee
--------------------------------------------------------------------------------

$0.001              5,000,000 (1)    $0.0754 (2)       $  377,000   $ 94.25
Common Stock
================================================================================


[1] Represents additional shares to be issued pursuant to, and in conformity with, the issuer's "2001 Stock Bonus Plan," which was the subject of a previous Form S-8 Registration filing on September 5, 2001.

[2] Pursuant to Rule 457[h], the maximum aggregate offering price (estimated solely for the purpose of calculating the registration fee based upon the average of the bid and asked price of the Registrant's Common Stock as of December 5 , 2001.)


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1).

    This Registration Statement on Form S-8 (the "Registration Statement") of the American-IR Technologies, Inc.., a Nevada corporation, (the "Registrant") covers 5,000,000 shares of the Registrant's common stock, par value $0.001 per share ("Common Stock"), to be distributed pursuant to the terms and conditions set forth in the Registrant's "2001 Stock Bonus Plan," filed with the SEC on September 5, 2001.

                                     PART II

                Item 3. Incorporation of Documents by Reference.

     The documents listed in paragraphs (a) , (b) and (c) below are hereby incorporated by reference into this Registration Statement . All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2000;

         (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced report;

         (c) The Registrant's filing on Form S-8, SEC file number 333-68944, dated September 5, 2001, formalizing and instituting the "2001 Stock Bonus Plan." In addition to this filing, the Registrant specifically incorporates into this registration statement all exhibits relating to the description and operation of the "2001 Stock Bonus Plan," as set out in the prior registration statement.

         It should be noted that the Registrant has not changed the operation of the "2001 Stock Bonus Plan" from its description in the previous Form S-8 filing of September 5, 2001 referenced above. Thus, no material amendments are reported in this filing. Neither restricted stock nor a reoffer prospectus are being offered by virtue of the "2001 Stock Bonus Plan."

                       Item 4. Description of Securities.

         Not applicable.

                 Item 5. Interest of Named Experts and Counsel.

         Not applicable.

               Item 6. Indemnification of Directors and Officers.

    Reference is made to Item 5. Indemnification of Directors and Officers, appearing in Part II of the Registrant's registration statement on Form 10-SB. Additionally, under Nevada Revised Statutes, corporations duly organized and existing under the laws of the State of Nevada have the following statutory indemnification provisions:

    Section 78.7502(1) of the Nevada Revised Statutes authorizes, in pertinent part, corporations to indemnify, at its discretion, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that his is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a directors, officer or employee of another corporation, partnership, joint venture, trust or enterprise.


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    Further Section 78.7502(2) of the Nevada Revised Statutes authorizes, in pertinent part, corporations to indemnify, at its discretion, any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Indemnification pursuant to this section is contingent upon the director, officer, employee or agent acting in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     The scope of the statutory indemnification provided for under Nevada law extends to expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director, officer, employee or agent of the corporation.

     Nevada Revised Statute 78.751 provides that a corporation may exercise its discretion in granting such immunity by majority vote of the board of directors, or through express provisions of a corporation's by-laws or articles of incorporation.

                  Item 7. Exemption From Registration Claimed.

         Not applicable.

                                Item 8. Exhibits.

Exhibit Numbers

         5.       Opinion of Tad Mailander, Esq.
         24.1     Consent of Tad Mailander, Esq. (included in Exhibit 5).
         24.2     Consent of Independent Certified Public Accountants.

                              Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities at that time shall therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 5 of the Registrant's Registration Statement on Form 10-SB or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on this 5th day of December, 2001.






                                                  AMERICAN IR TECHNOLOGIES, INC.



                                                          By: /s/ Ronald A. Ryan
                                                              ------------------
                                                                 RONALD A. RYAN,
                                                                       President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                              Date

/s/ Ronald A. Ryan        President (Principal Executive        December 5, 2001
RONALD A. RYAN            Officer) and Director

/s/ Gerald Peatz          Treasurer (Principal Financial and    December 5, 2001
GERALD PEATZ              Accounting Officer) and Director